UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 2, 2026

TRULEUM, INC.

(Exact Name of Registrant as Specified in Its Charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-55586	90-1020566
(Commission File Number)	(IRS Employer Identification No.)

14143 Denver West Blvd Ste. 100, Golden CO	80401
(Address of Principal Executive Offices)	(Zip Code)

1-800-819-0604

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 11, 2026, the Board of Directors (the “Board”) of Truleum, Inc. (the “Company”) appointed Ed Dermit and Jason Goss to serve as members of the Board of Directors.

On March 25, 2026, the Board appointed J.P. Dick to serve as a member of the Board of Directors.

Ed Dermit has approximately 25 years of executive leadership experience in the financial services industry. Mr. Dermit is a graduate of York University in Toronto and has held senior leadership positions at ING Investment Management, VenGrowth, Manulife Asset Management, and CDSPI. He has developed a track record of driving sustainable growth, executing turnarounds, and maintaining disciplined financial oversight. Mr. Dermit will serve as an independent director and as a member of the Audit Committee. The Company believes his experience in governance and financial oversight will enhance the Company’s reporting processes and support its efforts toward regulatory compliance and a potential public market uplisting.

Jason Goss has over 22 years of operational experience in the oil and gas industry and is currently President of Tres Management, based in Oklahoma City. Mr. Goss previously held positions with Blue Dolphin Production and Devon Energy, where he worked across drilling, completion, and production operations. He holds a Bachelor of Science in Petroleum Engineering from the University of Oklahoma and is a registered Professional Engineer in the State of Oklahoma. The Company believes Mr. Goss’s operational expertise and field management experience will provide valuable insight to the Board.

J.P. Dick brings over 43 years of petroleum engineering experience to the Board. Mr. Dick earned his degree in petroleum engineering from the University of Tulsa in 1983 and began his career with Enserch Exploration, followed by roles at Marathon Oil and JMA Energy. In 1998, he founded Pinnacle Energy Services, LLC, a reservoir engineering consultancy based in Oklahoma City. Over the past two decades, Mr. Dick has specialized in evaluating oil and gas reserves for private and public companies and financial institutions, assessing wellbore and drilling opportunities, and advising on acquisitions and divestitures. The Company believes Mr. Dick’s extensive technical and operational expertise will support its recompletion program and acquisition strategy.

There are no arrangements or understandings between any of the newly appointed directors and any other persons pursuant to which they were selected as directors. There are no transactions involving the Company and any of the newly appointed directors that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

ITEM 7.01 — REGULATION FD DISCLOSURE

On April 2, 2026, the Company prepared and distributed an investor presentation providing a general corporate and industry update, including recent operational developments. The presentation includes certain information regarding the Company’s operations that may be considered material.

A copy of the investor presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information contained in this Item 7.01 and in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 8.01 — OTHER EVENTS
The investor presentation referenced above includes a general update on the Company’s operations, including recent production activity and related business developments. The Company is furnishing this information to provide transparency to its shareholders and the market.

FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K and the materials furnished herewith may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipate,” “believe,” “expect,” “intend,” “may,” “will,” “should,” and similar expressions are intended to identify forward-looking statements.
The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this report, except as required by law.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
●	Exhibit 99.1 – Investor Presentation dated April 2, 2026
●	Exhibit 104 – Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2026	TRULEUM, INC.

	By:	/s/ Harry McMillan
Harry McMillan, Interim Chairman